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                                                                   Exhibit 10(a)


                                 ESCROW AGREEMENT


    This Escrow Agreement is entered into as of June 16, 1997, between West Coast Entertainment Corporation, a Delaware corporation (the "Buyer"), and Choices Entertainment Corporation, a Delaware corporation (the "Seller").

    WHEREAS, the Buyer has acquired, as of the date hereof, certain assets of the Seller pursuant to an Asset Purchase Agreement dated December 16, 1996, as amended by a First Amendment thereto dated as of January 24, 1997, a Second Amendment thereto dated as of April 23, 1997 and a Third Amendment thereto dated as of May 29, 1997 (the "Purchase Agreement") by and among the Buyer and the Seller.

    WHEREAS, the Purchase Agreement provides that an escrow account will be established to secure the Seller's indemnification obligations to the Buyer under the Purchase Agreement on the terms and conditions set forth herein, and that the Buyer will act as Escrow Agent.

    WHEREAS, the parties hereto desire to establish the terms and conditions pursuant to which such escrow account will be established and maintained.

    NOW, THEREFORE, the parties hereto hereby agree as follows:

    1. Defined Terms. Capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings ascribed to them in the Purchase Agreement.

    2.   Escrow and Indemnification.

         (a) Escrow Fund. The Buyer shall hold as Escrow Agent $243,000 in cash (such amount, together with any interest earned thereon, as provided herein, the "Escrow Fund"). The Escrow Fund shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Buyer agrees to accept delivery of the Escrow Fund as Escrow Agent and to hold the Escrow Fund in an escrow account (the "Escrow Account"), subject to the terms and conditions of this Agreement. The Buyer shall not be entitled to any fee or compensation in respect of its serving as the Escrow Agent.

         (b) Indemnification. The Seller has agreed in Section 9 of the Purchase Agreement to indemnify and hold harmless the Buyer from and against certain claims, damages, losses, liabilities, costs and expenses ("Damages"). The Escrow Fund shall

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be security for such indemnity obligations of the Seller, subject to the limitations, and in the manner provided, in this Agreement.

         (c) Investment of Escrow Fund. The Escrow Fund shall be invested in a separate bank, money market or other similar interest-bearing account which in any event shall be mutually acceptable to the Buyer and the Seller. All amounts earned on the Escrow Fund shall be retained in (and become part of) the Escrow Fund and available to satisfy indemnity claims of the Buyer in accordance with the Purchase Agreement. Buyer shall cause copies of account statements for the Escrow Account to be provided to Seller on a regular basis.

         (d) Transferability. The interest of the Seller in the Escrow Fund shall not be assignable or transferable, other than by operation of law or pursuant to the terms of this Agreement. Notice of any such assignment or transfer by operation of law shall be given to the Buyer, on its own behalf and as Escrow Agent, and no such assignment or transfer shall be valid until such notice is given.

    3. Administration of Escrow Account. The Buyer, as Escrow Agent, shall administer the Escrow Account as follows:

         (a) If the Buyer has incurred or suffered Damages for which it is entitled to indemnification under Section 9 of the Purchase Agreement, the Buyer shall, prior to the date which is 540 days following of the Closing Date under the Purchase Agreement (the "Termination Date"), give written notice of such claim (a "Claim Notice") to the Seller. Each Claim Notice shall state the amount of claimed Damages (the "Claimed Amount") and the basis for such claim.

         (b) Within 20 days after delivery of a Claim Notice the Seller shall provide to the Buyer, on its own behalf and as Escrow Agent, a written response (the "Response Notice") in which the Seller shall: (i) agree that a portion of the Escrow Fund equal to the full Claimed Amount may be released from the Escrow Account to the Buyer, (ii) agree that a portion, but not all, of the Claimed Amount (the "Agreed Amount") may be released from the Escrow Account to the Buyer or (iii) contest that any of the Escrow Fund may be released from the Escrow Account to the Buyer. The Seller may contest the release of all or a portion of the Escrow Fund only based upon a good faith belief that all or such portion of the Claimed Amount does not constitute Damages for which the Buyer is entitled to indemnification under Section 9 of the Purchase Agreement. If no Response Notice is delivered by the Seller within such 20-day period, the Seller shall be deemed to have agreed that a portion of the Escrow Fund equal to all of the Claimed Amount may be released to the Buyer from the Escrow Account.

         (c) If the Seller in the Response Notice agrees (or is deemed to have agreed) that a portion of the Escrow Fund equal to all of the Claimed Amount may be released from the Escrow Account

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to the Buyer, the Buyer may transfer and deliver to itself such portion of the Escrow Fund (or if the Escrow Fund is less than the amount to be so released, all of the Escrow Fund).

         (d) If the Seller in the Response Notice agrees that part, but not all, of the Claimed Amount may be released from the Escrow Fund to the Buyer, the Buyer may transfer and deliver to itself for its own account a portion of the Escrow Fund equal to such part of the Claimed Amount (or if the Escrow Fund is less than the amount to be so released, all of the Escrow Fund).

         (e) If the Seller in the Response Notice contests the release of all or part of the Claimed Amount (the "Contested Amount"), the matter shall be settled by binding arbitration in accordance with the provisions of Section 15 of the Purchase Agreement. The final decision of the arbitrator shall be furnished to the Seller and the Buyer, on its own behalf and as Escrow Agent, in writing and shall constitute a conclusive determination of the issue in question, binding upon the Seller and the Buyer, on its own behalf and as Escrow Agent, and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrator's award. After delivery of a Response Notice that the Claimed Amount is contested by the Seller, the Buyer, as Escrow Agent, shall continue to hold in the Escrow Account a portion of the Escrow Fund sufficient to cover the Contested Amount, notwithstanding the occurrence of the Termination Date, until (i) delivery of a copy of a settlement agreement executed by the Buyer and the Seller setting forth instructions to the Buyer, as Escrow Agent, as to the release of the portion of the Escrow Fund, if any, that shall be made with respect to the Contested Amount or (ii) delivery of a copy of the final award of the arbitrator setting forth instructions to the Buyer, as Escrow Agent, as to the release of the portion of the Escrow Fund, if any, that shall be made with respect to the Contested Amount. The Buyer, as Escrow Agent, shall thereupon release a portion of the Escrow Fund from the Escrow Account in accordance with such agreement or instructions.

    4.   Release of Escrow Fund.

         (a) The Escrow Fund shall be released by the Buyer to the Seller in the following manner:

         (i) On the date which is 180 days following the date hereof (the "First Release Date"), the Buyer (as Escrow Agent) shall release to the Seller the portion of the Escrow Fund, if any, which exceeds (x) $162,000 plus (y) the aggregate amount of all Claimed Amounts in respect of claims against the Escrow Fund as to which the Buyer shall have previously given a Claim Notice but which claims have not, as of the First Release Date, been resolved in accordance with Section 3. Promptly following resolution of claims referenced in clause (y) of the preceding sentence (and application of amounts in the Escrow Fund in respect of such claims in accordance with
    Section 3),

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    the Buyer (as Escrow Agent) shall release to the Seller all amounts held in the Escrow Fund which are in excess of the amount described in clause (x) of the preceding sentence.

         (ii) On the date which is 360 days following the date hereof (the "Second Release Date"), the Buyer (as Escrow Agent) shall release to the Seller the portion of the Escrow Fund, if any, which exceeds (x) $81,000 plus (y) the aggregate amount of all Claimed Amounts in respect of claims against the Escrow Fund as to which the Buyer shall have previously given a Claim Notice but which claims have not, as of the Second Release Date, been resolved in accordance with Section 3. Promptly following resolution of claims referenced in clause (y) of the preceding sentence (and application of amounts in the Escrow Fund in respect of suchclaims in accordance with
    Section 3), the Buyer (as Escrow Agent) shall release to the Seller all amounts held in the Escrow Fund which are in excess of the amount described in clause (x) of the preceding sentence

         (iii) On the date which is 540 days following the date hereof (the "Final Release Date"), the Buyer (as Escrow Agent) shall release to the Seller the portion of the Escrow Fund, if any, which exceeds the aggregate amount of all Claimed Amounts in respect of claims against the Escrow Fund as to which the Buyer shall have previously given a Claim Notice but which claims have not, as of the Third Release Date, been resolved in accordance with Section 3. Promptly following the resolution of any such unresolved claims (and application of amounts in the Escrow Fund in respect of such claims in accordance with Section 3), the Buyer (as Escrow Agent) shall release to the Seller any remaining amounts held in the Escrow Fund.

         (b) Any distribution of all or a portion of the Escrow Fund to the Seller shall be made by delivery of a bank or certified check, or wire transfer of immediately available funds, at the address set forth in Section 7 (or such other address as may be provided in writing to the Buyer, as Escrow Agent by the Seller).

         (c) Nothing contained in this Section 4 shall limit or restrict the Buyer from asserting claims against the Seller under Section 9 of the Purchase Agreement after the First, Second or Final Release Dates, provided, however, that the Escrow Fund shall not be subject to charge for or secure any claims asserted after the Final Release Date.

    5.   Limitation of Escrow Agent's Liability.

         (a) The Buyer, in its capacity as Escrow Agent, shall be obligated only for the performance of such duties as are specifically set forth in this Agreement and shall incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent,

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statement or other documents believed by it to be genuine and duly authorized, nor for other action or inaction except its own willful misconduct or gross negligence. In all questions arising under the Escrow Agreement, the Buyer, as Escrow Agent, may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Buyer, as Escrow Agent, based on such advice the Buyer, as Escrow Agent, shall not be liable to anyone. The Buyer, as Escrow Agent, shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it.

         (b) Neither the Buyer, as Escrow Agent, nor any of its directors, officers, employees or agents shall be liable to anyone for any action taken or omitted to be taken by it in good faith by it or any of its directors, officers, employees or agents hereunder, except in the case of gross negligence or willful misconduct. In no event shall the Buyer, as Escrow Agent, be liable for indirect, punitive, special or consequential damages.

    6. Termination. This Agreement shall terminate upon the later of the Termination Date or the release by the Buyer, as Escrow Agent, of all of the Escrow Fund in accordance with this Agreement; provided that the provisions of
Section 5 shall survive such termination or the resignation or removal of the Buyer as Escrow Agent.

    7. Notices. All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) via a reputable nationwide overnight courier service, in each case to the address set forth below. Any such notice, instruction or communication shall be deemed to have been delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service.

    If to the Buyer, on its own behalf and as Escrow Agent:

    West Coast Entertainment Corporation
    9990 Global Road
    Philadelphia, PA 19115
    Attn:  Chief Operating Officer

    If to the Seller:

    Choices Entertainment Corporation
    836 West Trenton Avenue
    Morrisville, Pennsylvania  19067
    Attention:  Chief Executive Officer

    Any party may give any notice, instruction or communication in connection with this Agreement using any other means (including

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personal delivery, telecopy or ordinary mail), but no such notice, instruction or communication shall be deemed to have been delivered unless and until it is actually received by the party to whom it was sent. Any party may change the address to which notices, instructions or communications are to be delivered by giving the other parties to this Agreement notice thereof in the manner set forth in this Section 7.

    8. Successor Escrow Agent. In the event the Buyer becomes unavailable or unwilling to continue in its capacity as Escrow Agent, the Buyer may resign as Escrow Agent and be discharged from its duties or obligations hereunder by delivering a resignation to the Seller not less than 30 days' prior to the date when such resignation shall take effect. The Buyer may appoint a successor Escrow Agent without the consent of the Seller so long as such successor is a bank with assets of at least $50 million, and may appoint any other successor Escrow Agent with the consent of the Seller, which shall not be unreasonably withheld. The Buyer shall be solely responsible for payment of any fee or compensation due to any successor Escrow Agent.

    9.   General.

         (a) Governing Law, Assigns. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to conflict-of-law principles and shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

         (b) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (c) Entire Agreement. Except as set forth in the Purchase Agreement, this Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

         (d) Waivers. No waiver by any party hereto of any condition or of any breach of any provision of this Escrow Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

         (e) Amendment. This Agreement may be amended only with the written consent of the Buyer, on its own behalf and as Escrow Agent, and the Seller.

         (f)  Force Majeure.  None of the parties hereto shall be

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responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses (provided that the parties hereto will maintain reasonable measures to protect against any such viruses), power failures, earthquakes or other such disasters.

                                    (end of page)

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    IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                        The Buyer, on its own behalf and as Escrow Agent:

                        WEST COAST ENTERTAINMENT CORPORATION


                        By:/s/ Ralph W. Standley, III
                           ---------------------------------
                           Ralph W. Standley, III, Chairman
                           ---------------------------------
                           (print name and title)


                        The Seller:

                        CHOICES ENTERTAINMENT CORPORATION


                        By:/s/ Ronald W. Martignoni
                           --------------------------------
                           Ronald W. Martignoni, President
                           --------------------------------
                           (print name and title)